UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2025

The Joint Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36724	90-0544160
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
16767 N. Perimeter Drive, Suite 110
Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(480) 245-5960
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	JYNT	The NASDAQ Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

The description of the Separation Agreement set forth under Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Mr. Singleton’s previously announced resignation, we entered into a separation agreement and release, dated August 22, 2025 (the “Separation Agreement”), with Mr. Singleton, which includes a general release of all claims (the “General Release”). Mr. Singleton’s role as our Chief Financial Officer ceased effective as of June 9, 2025.

Pursuant to the Separation Agreement, if Mr. Singleton does not revoke the Separation Agreement or the General Release during the Revocation Period (as defined in the Separation Agreement), then we will pay to Mr. Singleton the following Separation Benefits (as defined in the Separation Agreement), less any amount owed by Mr. Singleton to us: (i) on the first regular payroll date immediately following the end of the Revocation Period, (a) a cash payment equal to six months of Mr. Singleton’s base salary, (b) a cash payment for accumulated time off in the gross amount of $36,193.99, and (c) an additional cash payment of $15,000; (ii) if Mr. Singleton timely elects continuation of our group health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), we will pay up to six months of the cost of the COBRA coverage; and (iii) a cash payment for accrued expenses incurred in accordance with our company policies.

The treatment of Mr. Singleton’s outstanding equity awards on account of his separation with us will be governed by the terms and conditions set forth in Mr. Singleton’s existing equity award agreements entered into with us as well as the applicable equity award plan under which such equity awards had been granted. None of those equity awards will receive accelerated vesting under the Separation Agreement.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Separation Agreement, and is subject to and qualified in its entirety by reference to the full text of the Separation Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibits
10.1	Separation Agreement and Release, dated August 22, 2025, by and between the Registrant and Jake Singleton

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JOINT CORP.

Date:	August 27, 2025	By:	/s/ Sanjiv Razdan
Sanjiv Razdan
President and Chief Executive Officer